                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 30, 2000

                               JCC HOLDING COMPANY
               (Exact Name of Registrant as Specified in Charter)

DELAWARE                           1-12095                       62-1650470
(State or Other Jurisdiction       (Commission File Number)      (IRS Employer
of Incorporation)                                                Identification No.)


                                 One Canal Place
                           365 Canal Street, Suite 900
                          New Orleans, Louisiana, 70130
              (Address of Principal Executive Offices and Zip Code)

                                 (504) 533-6000
              (Registrant's telephone number, including area code)



ITEM 5.  OTHER EVENTS.

         We previously announced in our Current Report on Form 8-K filed on November 14, 2000, and Form 8-K/A filed on November 17, 2000, that on November 13, 2000, Jeffries & Company, Inc., our financial advisors, on our behalf presented a proposed plan for restructuring our financial obligations based upon Jeffries' analysis and advice, to the Casino Tax Advisory Committee in New Orleans. Among other things, the proposal included a provision to eliminate our current equity holders through a bankruptcy proceeding.

         Subsequent to making these announcements, we were advised by the American Stock Exchange that we no longer met the Exchange's continued listing requirements and that it had suspended trading in our stock. In discussions with the American Stock Exchange, we indicated we did not object to the removal of our common stock from the American Stock Exchange based upon our inability to meet the listing requirements. We reported this action, as well as Jeffries' presentation to the Casino Tax Advisory Committee, in a press release dated November 15, 2000, which was included in our Current Report on Form 8-K filed on November 17, 2000. Following the issuance of the press release, trading of our stock resumed on the American Stock Exchange. We were notified by letter dated November 20, 2000, that the American Stock Exchange had applied to the Securities and Exchange Commission to strike our common stock from listing and registration on the American Stock Exchange, effective at the opening of the trading session on November 30, 2000. As a result of the application, our stock was delisted effective November 30, 2000.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


JAZZ CASINO HOLDING COMPANY
(REGISTRANT)

         /s/   L. Camille Fowler
         -------------------------------------------------
         L. Camille Fowler
         Vice President - Finance, Secretary and Treasurer


Date:  November 30, 2000